LEASE

This Lease, made and executed this 22nd day of JANUARY, 1998 by and between Willard Park Inc. (hereinafter referred to as "Landlord"), and ADVANCED PARTICLE TECHNOLOGIES, INC. (hereinafter referred to as "Tenant") whose address is 3452 LAKE LYNDA DRIVE, STE. #280, ORLANDO, FL 32817.

That for an in consideration of the premises, the rents reserved, and the agreements and covenants herein contained, the Landlord does hereby lease and demise unto the Tenant, and the Tenant does hereby hire, and take from the Landlord, the premises located at #1 WILLARD DRIVE St. Augustine, Florida 32084, as described on Exhibit A as Building SOUTH BUILDING; (herein the "Premises"). This Lease is intended to and shall terminate and revoke all prior leases regarding the subject Premises.

AND TENANT does hereby covenant and agree as follows:

1. TERM and RENTAL: That Tenant will and does hereby, hold Premises as tenant for the term of 27 MONTHS commencing on DECEMBER 1 1997, and fully ending at midnight on FEBRUARY 29, 2000, and for the rental for the term of the Lease of $5.50/SQFT x 8400 sf + 6% tax, payable without deduction or demand in monthly installments of $4,081.00 inc. tax each. The Tenant shall pay with each rent payment all Florida sales and use taxes required on the rental properties. The first and last monthly installments and damage deposit of $ as per Exhibit B are due and payable upon the execution of this Agreement and the remaining installments are payable in advance on the first day of each ensuing month to and at the office of Landlord at 10-A St. Johns Medical Park, St. Augustine, Florida 32086 or at such other place as may be designated by Landlord in writing. If the term shall commence upon a day other than the first day of a calendar month, then Tenant shall pay, upon the commencement of the term, a pro rata portion of the fixed monthly rent described in the foregoing clause prorated on a per diem basis with respect to the fractional calendar month preceding the commencement of the first lease year hereof. Any installment not received by Landlord within ten (10) days that the same shall come due shall be subject to a late charge of ten percent (10%) of the payment then due plus Fifty and No/100 Dollars ($50.00) per day for each day thereafter until paid.

2. UTILITIES AND OTHER CHARGES: That tenant will, at Tenant's cost and expense, furnish and pay for (a) all gas, electric, water, sewer, refuse collection, and other utility bills for utilities supplied to the Premises, (b) air conditioning and heating maintenance and repair, (c) pest control and treatment costs incurred in or about the Premises and (d) other charges provided for herein as the same shall become due.

3. USE: That Tenant will use the Premises for the full term; continuously and uninterruptedly and that Tenant will not use, nor permit the Premises or any part thereof to be used for any disorderly or unlawful purpose.

4. ASSIGNMENT: That Tenant will not encumber, transfer or assign this Agreement, nor let or sublet the whole or any part of the Premises without the written consent of Landlord first had and obtained. No such encumbrance, assignment or subletting in whole or in part shall relieve

      Tenant of any of the obligations contained in this Lease. Any consent granted by the Landlord shall not be construed to release tenant from full liability hereunder and shall not relieve Tenant from obtaining similar consent of the Landlord to any subsequent encumbrance, assignment or subletting to others.

5. GOOD ORDER AND REPAIR: That Tenant will, at Tenant's sole expense keep the Premises and all systems, fixtures, light fixtures, windows and appliances therein or thereon in good order and condition and surrender same at the expiration of the term hereof in the same order in which they are received, normal wear and tear only excepted. Tenant acknowledges that the Premises have been fully inspected and are in a condition acceptable to Tenant.

6. JANITORIAL: That at Tenant's sole expense Tenant will keep the Premises and the sidewalks, landscaping and parking areas immediately abutting the Premises clean, properly swept, and free from obstructions of all nature.

7. INSPECTION: That Tenant will allow the Landlord or Landlord's agent to have access to the Premises quarterly or more frequently with reasonable notice (3 days) for the purpose of inspection, or for the purpose (but with no obligation) of making repairs Landlord considers necessary or desirable, or access at any time in the event of fire or other emergency. A phone call by landlord or tenant is deemed reasonable.

8. NOTICE OF DEFECT: That Tenant will give the Landlord prompt notice of any defects, damage or breakage in or to the structure, equipment, or fixtures of or upon the Premises.

9. ORDINANCES AND REGULATIONS: That Tenant will, at Tenants cost promptly comply with and carry out all orders, requirements, or conditions now or hereafter imposed upon Tenant by the ordinances, laws or regulations of any public authority having jurisdiction of the Premises (whether required of Landlord or otherwise).

10. INDEMNITY: That all personal property in the Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for any damage to, or loss of such personal property whether arising from any acts of negligence of any persons or from the leaking of the roof, or from the bursting, leaking or overflowing of water, sewer, or steam pipes, or from heating or plumbing fixtures, or from electric wires or fixtures, or from any other cause whatsoever.

      Tenant does hereby agree to indemnify and save Landlord harmless from and against any and all liability for any injury to or death of any person or persons or damage to property in any way arising out of or connected within the use or occupancy of the Premises, or in any way arising out of the activities of Tenant, its agents, employees, licensees or invitees on the Premises and / or any building located thereon and from all costs, expenses and liabilities, including but not limited to reasonable attorney's fees, incurred by Landlord in connection therewith, excepting, however, liability caused by Landlord's negligence.

      Tenant covenants and agrees that Landlord shall not be liable to Tenant for any injury or death to any person or persons, or any person claiming through Tenant, arising out of any accident or occurrence on the Premises, including, without limiting the generality of the forgoing, injury, death or damage caused by an operations or use of the Premises or by the Premises or of any portions of the Building being out of repair, or caused by a defect in or failure of equipment, pipes, or wiring, or caused by a broken glass, or caused by the backing up of drains, or caused by gas, water, electricity, or oil leaking, escaping or flowing into Premises, or caused by fire or smoke.

11. SUBORDINATION: Tenant agrees that this Lease shall be, and is hereby, make subordinate to any mortgages that are now or may hereafter be placed upon the Premises and to any and all advances to be made thereunder (and to the interest accrued or to accrue thereon) and all renewals, replacements, and extensions thereof. The provisions of this paragraph are intended to be effective at the time of execution of this Lease and shall continue in effect throughout the term hereof. No further document or deed shall be required to make this subordination effective, but the parties nevertheless agree that in the event any present or future mortgagee of the building shall request the execution and delivery of any writing to further evidence the provisions of this paragraph. Tenant shall promptly and fully execute such documents as Landlord may reasonable require.

12. REPAIRS AND IMPROVEMENTS: That Tenant will, at Tenant's sole risk, cost, and expense, during the term of this Agreement or extension thereof, make all repairs or improvements (including but not limited to the exterior walls and doors, plumbing system, electrical system, etc.) to the Premises as they become necessary or are required to preserve the standard set forth in paragraph 5 hereof. No alterations or additions to the structure of the Premises shall be made without the written consent of Landlord first had and obtained. Notice is hereby given that Landlords interest in the Premises shall not be charged within any cost or expense incurred by Tenant in connection within or as part of said work. This is the intended use of the damage deposit.

13. RENT SIGN: That Tenant will permit Landlord to post a "For rent" or similar sign and to show the Premises at reasonable hours to prospective tenants during the last thirty (30) days of their term of this Lease.

14. PUBLIC LIABILITY INSURANCE: That Tenant will carry at Tenant's sole cost and expense during the full term of this Lease in a company acceptable to Landlord, for the protection of Tenant and Landlord, comprehensive public liability insurance within limits of not less than Five Hundred Thousand Dollars ($500,000.00) within respect to any single occurrence and not less that One Million and No/100 dollars ($1,000,000.00) in the aggregate. The insurance policy or certificate from Tenant's insurance company shall be deposited with Landlord, and shall provide that it shall not be canceled for any reason unless and until Landlord is given no less than thirty (30) days notice in writing by the insurance company.

15. MECHANICS' LIENS: That Tenant shall have no right to encumber or subject the interest of the Landlord in the Premises to any mechanics', materialmen's or other liens of any nature whatsoever, and upon the filing of any such lien caused by Tenant or arising out of action taken by Tenant, the failure of the Tenant to have the same removed from record within thirty (30) days of the recording thereof shall constitute a violation and default of this Agreement.

16. FURNITURE AND FIXTURES: That Tenant shall have the privilege of installing any new furniture and new fixtures necessary in the conduct of Tenant's business, and the same shall remain the property of Tenant provided they be removed by Tenant before the expiration of this Lease. Tenant will immediately make such repairs as are necessary to restore the Premises to their original condition following the removal of any such item or promptly reimburse the Landlord for the cost of such repairs.

      Any items remaining on the Premises at the end of the Term shall be the property of Landlord unless Landlord then elects to have such removed at Tenant's expense.

17.   DEFAULT:

      A. Each of the following shall expressly be deemed a default by Tenant and a breach of this Lease, namely:

            (I) A failure on the part of tenant to pay any installment of rent or to pay any additional rent, which failure persists after the expiration of ten (10) days from the due date.

            (II) A failure on the part of Tenant to observe or perform any of the other terms, covenants or conditions of this Lease on the part of Tenant to be observed and performed, which failure persists after the expiration of twenty (20) days from the date Landlord gives notice to Tenant calling attention to the existence of such failure, provided, however, if the matter which is the subject of the notice is non-monetary and of such a nature that the same cannot reasonably be corrected within twenty(20) days, then no default shall be deemed to have occurred if Tenant before the expiration of the twenty(20) day period from the date of giving the aforesaid notice by Landlord, actively commences the curing of the default in good faith and diligently prosecutes the same to completion.

      B. If Tenant shall default in the performance of any obligation hereunder, or if Tenant shall abandon the Premises, or if this Lease shall be taken from Tenant as a result of any execution against Tenant in any proceeding in which the Tenant shall have no appeal, then Tenant shall be in default hereunder and Landlord may without notice re-enter the Premises either by force or otherwise and dispossess Tenant by summary proceedings or otherwise, and Tenant or other occupant or occupants of the Premises will remove their effects and hold the Premises as if this Lease had not been made.

      C. In case of any default, re-entry, expiration, or dispossession by summary proceedings or otherwise, the Landlord without limitations as to or in addition to right or remedies allowed by law:

            (I) Have all rents due or to come due hereunder, at Landlords option, immediately become due and be payable without notice, together with such expenses as Landlord may incur for legal expenses and attorney's fees, including those incident to the recovery of possession, brokerage, or putting the Premises in good order, or for preparing the same for re-rental; or

            (II) May relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent without thereby in any way affecting Tenant's liability for the rental payable hereunder for the period of concession or free rent. Tenant shall also pay the Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved covenanted to be paid and the net amount, if any, of the rents collected by reason of the reletting of the Premises for each month of the period which would otherwise have constituted the balance of the term of this

                  Lease. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with the recovery of possession of the Premises and reletting, including, but not limited to, legal expenses, attorneys fees, brokerage, and for keeping the Premises in good order or for preparing the same for reletting. Any such liquidated damages shall be due, in full, upon Landlord's demand or may, at Landlord's option, be paid in monthly installments by tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to demand full payment of all remaining sums or to collect the deficiency for any subsequent month by a similar action or proceeding. Landlord, at Landlord's option, may make such alterations or decorations in the Premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable, and Tenant's liability shall not be affected or diminished in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent thereof under such re-letting; or

            (III) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed by law or in equity as if reentry, summary dispossession proceedings, and other remedies were not herein provided for. Mention in this Lease or any particular remedy shall not preclude Landlord from any other remedy, in law or equity.

If Landlord shall enter into and repossess the Premises by reason of the default of Tenant in the performance of any of the terms, covenants, or conditions herein contained, then and in that event tenant hereby covenants and agrees that Tenant will not claim the right to redeem or reenter the Premises or restore the operation of this instrument, and tenant hereby waives the right to such redemption and reentrance under any present or future law, and does expressly waive its right, if any, to make payment of any sum or sums of rent, or otherwise, of which Tenant shall have made default under any of the covenants of this Lease, and to claim any subrogation to the rights of tenant under these presents, or any of the covenants thereof, by reason of such payment.

Any action taken by Landlord under this Article shall not operate as a waiver of any right which Landlord would otherwise have against Tenant for rent hereby reserved or otherwise, and Tenant shall remain responsible to Landlord for any loss or damage suffered by Landlord by reason of Tenant's default or breach. The words "reenter" and "reentry" as used in this Lease are not restricted to their technical legal meaning.

Landlord shall be entitled to recover from Tenant all expenses incurred by it in the event of a default by Tenant or a necessary enforcement action under this Lease, including but not limited to its attorneys fees.

18. RECOVERY OF POSSESSION: If proceeding shall at any time be commenced for recovery of possession as aforesaid and compromise or settlement shall be effected either before or after judgment whereby Tenant shall be permitted to retain possession of the Premises, then such proceedings shall not constitute a waiver of any condition or agreement contained herein or of any subsequent breach thereof or of this Lease.

19. TERMINATION BY INSOLVENCY: If a decree or order by a court having jurisdiction of the Premises shall be entered (a) adjudging Tenant bankrupt or insolvent, or (b) approving as properly filed a petition seeking reorganization of Tenant under any bankruptcy or insolvency law, or (c) for the winding up or liquidation of Tenant's affairs, or (d) for the appointment of a receiver or a liquidator or trustee in bankruptcy or insolvency of Tenant or any of Tenant's property, and such decree or order shall continue undischarged or unstayed for thirty (30) days, or if Tenant shall institute or consent to insolvency or bankruptcy proceedings by or against Tenant, or file petition, answer, or consent to the appointment of a receiver or liquidator or trustee in bankruptcy or insolvency of Tenant or Tenant's property, or make assignment for the benefit of creditors, or admit in writing Tenant's inability to pay debts generally as they become due, or take corporate action in furtherance of any of the aforesaid purposes, then and in any such event, Landlord may, if Landlord so elects, with or without notice or entry or other action, forthwith terminate this Lease, and shall upon such termination be entitled to recover damages in an amount equal to the present value of the rent reserved under this Lease for the residue of the stated term less the fair rental value of the Premises for such residue or in any greater amount as may be permitted by law up to the full amount of the rent reserved by this Lease to the end of the stated term. In addition to any other rights and remedies Landlord may have by any provisions in this Lease or in any statute or rule or law, Landlord may retain as liquidated damages any rent, security, deposit, or monies received by Landlord from Tenant or others on behalf of Tenant.

20. HOLDOVER: Should Tenant continue in possession after the end of the term, such holding over shall not constitute a renewal or extension of this Lease, but Landlord may, at Landlords option, construe the Tenant as a tenant at sufferance or such hold over as a month to month tenancy subject to all the terms and conditions of this Lease.

21. DAMAGE OR DESTRUCTION: If the Premises shall be damaged as a result of fault or neglect of Tenant's servants, employees, agents, visitors, or licensees, Tenant shall pay for all damage and there shall be no abatement of rent. If the Premises shall be partially damaged or be made inaccessible by fire, flood, windstorm, the elements, or other cause without fault or neglect of Tenant or Tenant's servants, employees, agents, visitors, licensees, the damage shall be repaired by and at the expense of Landlord if and to the extent covered by insurance but not otherwise, and rent, until the premises are so repaired, shall be apportioned according to the portion of the Premises which is usable to Tenant. In making such repairs, Landlord shall not be liable for delays which may arise by reason of adjustment or insurance loss, strikes, labor difficulties, or by reason of other causes beyond Landlords control. If the Premises are substantially or totally destroyed or the Premises are rendered totally untenantable by reason of fire, flood, windstorm, the elements, or other cause, and the Landlord shall decide not to rebuild the same, then and in such event, Landlord may within sixty (60) days after such damage by fire or other cause, give Tenant notice of Landlord's intention to terminate the Lease, which termination shall be effective upon the third day after such notice is given, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord. Tenant shall immediately notify Landlord in case of any damage by fire, flood, windstorm, the elements, or other cause.

Tenant shall at Tenant's expense continuously maintain broad form contents insurance on Tenant's personal property located on the Premises for the full insurable value of such personal property:

22. LIENS ON FIXTURES: It is hereby agreed that Landlord shall, during the term of this Lease or as it may be extended, have an express lien (in addition to any statutory Landlord's lien), for the payment of rent aforesaid, upon all the trade fixtures, good, and stock in trade, and personal property of the Tenant which are, or hereafter may be placed upon the Premises.

23. LANDLORD NOT A PARTNER: It is expressly understood that the Landlord shall not be construed or held to be a partner or associate of the Tenant in the conduct of Tenant's business; it being expressly understood that the relationship between the parties hereto is and shall remain at all times that of Landlord and Tenant.

24. NOTICES: All notices required to be given hereunder shall be in writing, and if intended for the Landlord, shall be mailed by registered mail or certified, postage prepaid, to the office of the Landlord, 10 St. Johns Medical Park, St. Augustine, Florida 32086, ATTN: Dr. Robert Thousand, or if intended for the Tenant, shall be served upon one of the officers of Tenant personally, or shall be mailed by registered mail, postage prepaid, to the Premises or the address of Tenant as specified on page 1 of this
      Lease: Either party shall have the right to change its principal office by service by registered mail or certified, of such change.

25. GENERAL: It is further understood and agreed, that this instrument contains the entire agreement between the parties hereto, and shall not be modified in any manner except by an instrument in writing executed by the parties hereto, and that the conditions and agreements herein are binding on, and may be legally enforced by the parties hereto, their heirs, executors, administrators, successors and permitted assigns, respectively, and that no waiver of any breach of any condition or agreement contained herein shall be construed to be a waiver of that condition or agreement or of any subsequent breach thereof, or of this Lease. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular numbers in any place herein, in which the content may require such substitution.

26. QUIET POSSESSION: It is further understood and agreed, that subject to the terms of this Lease, that Tenant, paying the rent hereby reserved, and performing and observing the several covenants hereof, may peacefully hold and enjoy the Premises throughout the duration of this Lease without any interruptions by the Landlord, its successors or assigns, or any person lawfully claiming through it.

27. OTHER PROVISIONS: The titles appearing in this Lease are for the purposes of easy reference and shall not be considered a part of this Lease or in any way to modify, amend, or affect the provisions thereof. This Lease is to be construed and enforced in accordance within the laws of the State of Florida.

28. EMINENT DOMAIN: In the event that more than fifteen percent (15%) of the ground floor area of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public purpose, then the term of this Lease shall cease and terminate by either party giving notice thereof to the other not more than thirty (30) days after the date on which title vests in such authority, and Tenant shall have no claim against Landlord for the value of any unexpired term of said Lease from the date of title vesting in such proceeding.

In the event that the less then fifteen percent (l5) of the ground floor area of the Premises be taken in any such condemnation, or shall be acquired for any public or quasi-public purposes, the Landlord, at its election, if feasible, may restore the Premises for use and, if so, the rent shall be adjusted pro-rata based on the then remaining area of the altered premises.

Tenant shall have no right to interpose and prosecute a claim against the condemning authority for the value of Tenant's leasehold interest hereunder or for alterations, fixtures and improvements taken by the condemning authority. However, Tenant may claim any special damages such as severance damages or loss of business damage and all such awards of special damages shall be the property of the Tenant.

29. TAX CHARGES AND ASSESSMENTS: Tenant shall pay all personal property taxes levied by any taxing authority on machinery, equipment, inventory or other personal property or other assets of Tenant as the same shall come due. Tenant shall likewise pay all other taxes, charges or assessments, levied by any governmental or quasi-governmental authority for or on account of Tenant's use of rental of the Premises or the conduct of Tenant's business therein, including but not limited to, sales, use and occupation license taxes and water, sewer or utility charges or assessments.

30. LANDLORDS PERFORMANCE FOR ACCOUNT OF TENANT: If the Tenant shall continue in default in the performance of any of the covenants or agreements herein contained after the time limited for the curing thereof, as aforesaid, then Landlord may perform the same for the account of Tenant. Any amount paid or expense or liability incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be additional rent and the same (together with interest thereon at the rate of eighteen percent(l8%) per annum from the date upon which any such expense or liability shall have been incurred) may, at the option of Landlord be added to any rent then due or thereafter falling due hereunder.

Nothing contained herein shall be construed to postpone the right of Landlord immediately upon expending such sums to collect such sums with interest by action or otherwise.

31. DEFINITION OF LANDLORD: The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession for the time being of the Premises or the owner of the Lease so that in the event of any sale or sales of the Premises or of this Lease, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the date of such sale or assignment, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser at any such sale of the Lease or of the Premises, that the purchaser has agreed to carry out any and all covenants and obligations of Landlord hereunder accruing from and after the date of such sale assignment.

32. LANDLORD'S ENTRY AT END OF LEASE: If during the two months of the term of this Lease, Tenant shall have removed all or substantially all of Tenant's property from the Premises, Landlord may prior to the expiration or termination of the term of the Lease, without releasing tenant from any obligations to repair or restore the Premises or to pay the rent in full, and without any elimination or abatement thereof, immediately enter upon and alter, renovate, and redecorate the Premises.

33. FIRE EXTINGUISHERS: Tenant agrees to supply and maintain at its own expense any fire extinguishers, smoke alarms, or other fire prevention equipment required by law, rules, orders, ordinances and regulations of any city county, or state in which the herein Premises are located, or required by any underwriters association, bureau, or any other similar body having jurisdiction involving said Premises.

34. SUBSEQUENT MODIFICATION REQUIRED BY MORTGAGEE: The parties understand that the Property of which the Premises form a part is or may hereafter be subject to a mortgage lien or liens. In the event any present or future mortgagee shall require modification of the form of this Lease, Tenant agrees to co-operate in the execution and delivery of any document reasonably required by such mortgagee to evidence such modification. Provided only that such modification does not substantially alter the agreements of the parties as set forth herein.

35. ENVIRONMENTAL: Tenants are taking possession of property with a current environmental letter stating that the property is free of all environmental contamination and shall do nothing to jeopardize this current environmental condition.

36.   TIME OF THE ESSENCE: Time is of the essence of this Lease.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year first above written.

Signed, sealed and delivered              LANDLORD:
in the presence of:                       WILLARD PARK INC.


/s/ Robert R. Phousand                  By: /s/ Jane P. Phousand
---------------------------                 ------------------------------------
      Witness                                   Its. President


---------------------------
Witness                                   TENANT:
                                          ADVANCED PARTICLE TECHNOLOGIES, INC.


/s/ Kelly Westby                        By: /s/ William Amt
---------------------------                 ------------------------------------
      Witness                                   Its. President

                                  EXHIBIT "A"

                               [GRAPHIC OMITTED]

                                   EXHIBIT `B'
                            312 INDUSTRIAL PARK LEASE

NAME OF TENANT:     ADVANCED PARTICLE TECHNOLOGIES, INC.

ADDRESS OF TENANT:  3452 LAKE LYNDA DRIVE, SUITE #280
                    ORLANDO, FL 32817

LENGTH OF LEASE:    DECEMBER 1, 1997 THROUGH FEBRUARY 29, 2000

NUMBER OF SQ FT RENTED: 8400 AT $5.50 SQ FT.

FIRST MONTHS RENT                    $3,850.00
                                     ---------
6% SALES TAX ON RENT                 $  231.00
                                     ---------
2ND MONTHS RENT                      $4,081.00
                                     ---------
SECURITY DEPOSIT                     $3,850.00 - $500.00 = $3,350.00
                                     -------------------------------
LAST MONTHS RENT                     ON ACCOUNT
                                     ----------
TOTAL                                $11,512.00
                                     ----------

THE MONTHLY RENT WILL BE $4,081.00. RENT IS DUE ON THE FIRST DAY OF EACH
MONTH.

ANY OTHER NOTATIONS NEEDED:

THIS TRANSFERS VANGKOE'S CONTRACT TO ADVANCED PARTICLE TECHNOLOGIES, INC. AS OF DECEMBER 1, 1997 TO CONTINUE THROUGH FEBRUARY 29, 2000. (SEE ATTACHED CONTRACT) $500.00 REMAINING OF PREVIOUS SECURITY DEPOSIT CREDITED AGAINST FULL DEPOSIT OF $3,850.00. $4,081.00 FOR LAST MONTHS RENT ALSO CREDITED.